UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/24/2010

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  0-28778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a related Audit Report or Completed Interim Review.

Management of Tesco Corporation (“Tesco” or the “Company”), with the approval of the Audit Committee of the Board of Directors, on February 24, 2010, concluded that the financial statements previously filed as part of the March 31, 2009, June 30, 2009 and September 30, 2009 quarterly reports on Form 10-Q should no longer be relied upon.  This conclusion was based on a material understatement of net income for the quarter ended March 31, 2009 and a related understatement of year-to-date net income for the six month period ended June 30, 2009 and the nine month period ended September 30, 2009 (the "restatements").  The Company will file amended Form 10-Qs for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 as soon as practicable.

In the first quarter of 2009, Canada enacted a new tax law that allowed for the filing of Tesco’s Canadian income tax return on a US dollar basis. The effect of the new tax law and Tesco’s election for adoption was required to be reflected in financial statements for the first quarter of 2009.  As such, Tesco recorded a $1.6 million income tax benefit, which thereby increased net income, during the first quarter of 2009 to account for this change in tax law. The Company has now determined that the $1.6 million income tax benefit was calculated in error and identified an additional $2.9 million income tax benefit which should have been recorded during the first quarter of 2009.

In addition, $0.4 million of foreign exchange loss should not have been recorded in Tesco’s income statement in the first three quarters of 2009.  This error resulted from the incorrect re-measurement and translation into US dollars of one of the Company’s foreign assets.

In conjunction with the restatements, the Company is recording other immaterial, previously identified out-of period adjustments in the periods which they should have been originally recorded.

In the original Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, Tesco’s CEO and CFO concluded that the Company’s disclosure controls and procedures were effective as of the end of each quarter.  In light of the restatements discussed above, the CEO and CFO have reassessed the effectiveness of the Company’s disclosure controls and procedures and have concluded that its disclosure controls and procedures and internal control over financial reporting were not effective as of the end of each of these quarterly periods due to the identification of a material weakness related to the Company's procedures for evaluating the accounting impacts for tax law changes.  The conclusions of the Company’s management, including its CEO and CFO, regarding Tesco’s disclosure controls and procedures and internal control over financial reporting as well as the description of the material weakness will be included in the amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, and the Annual Report on Form 10-K for the year ended December 31, 2009.

Management and the Company’s audit committee have discussed these matters with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TESCO CORPORATION

Date: February 25, 2010	By:	/s/ Robert L. Kayl
Robert L. Kayl, Sr. Vice President and Chief Financial Officer